Exhibit 23.1




                         Bagell, Josephs & Company, LLC
                           200 Haddonfeld Berlin Road
                               Gibbsboro, NJ 08026
                       Tel: 856-346-2628 Fax: 856-346-2882

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement of Deep Field Technologies, Inc. on Form SB-2 dated June 23, 2005, of our report dated March 21, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern) for the years ended December 31, 2004 and 2003.

                                    /s/ Bagell, Josephs & Company, LLC
                                    ----------------------------------
                                    BAGELL, JOSEPHS & COMPANY, LLC
                                    Gibbsboro, New Jersey
June 23, 2005